Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Papa Medical Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share	(1)	457(o)	287,500		$4.00	$1,150,000.00	0.0001381		$158.81				$
Carry Forward Securities
Carry Forward Securities	Equity	Class A common stock, par value $0.0001 per share	(2)	415(a)(6)	1,437,500	$		$5,750,000.00		$		S-1	333-283405	08/12/2025		$4,225.56

Total Offering Amounts:								$6,900,000.00			158.81
Total Fees Previously Paid:											4,225.56
Total Fee Offsets:											0.00
Net Fee Due:											$0.00

__________________________________________
Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

It includes additional Class A common stock that the underwriters have the option to purchase to cover over-allotments, if any.

Pursuant to Rule 416 under the Securities Act, this registration statement also includes any additional shares of common stock as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

By filing the Registration Statement, the Registrant carried forward the securities from a Registration Statement on Form S-1 (File No. 333-283405) (the “Initial Registration Statement”) all of the securities registered in the Initial Registration Statement with the offering amount of US$5,750,000, and registered new securities as described herein.

Pursuant to Rule 416 under the Securities Act, this registration statement also includes any additional shares of common stock as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

It includes additional Class A common stock that the underwriters have the option to purchase to cover over-allotments, if any.

Pursuant to Rule 416 under the Securities Act, this registration statement also includes any additional shares of common stock as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

By filing the Registration Statement, the Registrant carried forward the securities from a Registration Statement on Form S-1 (File No. 333-283405) (the “Initial Registration Statement”) all of the securities registered in the Initial Registration Statement with the offering amount of US$5,750,000, and registered new securities as described herein.

Pursuant to Rule 416 under the Securities Act, this registration statement also includes any additional shares of common stock as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.